As filed with the Securities and Exchange Commission on May 21, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Portola Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	20-0216859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

270 E. Grand Avenue

South San Francisco, CA 94080

(650) 246-7300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Lis

Chief Executive Officer

Portola Pharmaceuticals, Inc.

270 E. Grand Avenue

South San Francisco, CA 94080

(650) 246-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey Sally A. Kay Cooley LLP 101 California Street, 5th Floor San Francisco, CA 94111 (415) 693-2000	Bruce K. Dallas Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-187901)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer ☐
Non-accelerated filer ☒	(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Aggregate Offering Price Per Share	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,751,171	$14.50	$25,391,980	$3,464

(1)	Includes 228,413 shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)	The Registrant is registering 1,751,171 shares pursuant to this Registration Statement, which shares are in addition to the 7,935,000 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-187901).
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 relating to the public offering of common stock of Portola Pharmaceuticals, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-187901), as amended (the “Prior Registration Statement”) is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 1,751,171 shares, including 228,413 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on May 21, 2013, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of South San Francisco, State of California, on May 21, 2013.

PORTOLA PHARMACEUTICALS, INC.

By:	/s/ William Lis
William Lis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Lis William Lis	Chief Executive Officer and Director (Principal Executive Officer)	May 21, 2013

/s/ Mardi C. Dier Mardi C. Dier	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 21, 2013

/s/ Hollings C. Renton* Hollings C. Renton	Co-chairman of the Board of Directors	May 21, 2013

/s/ Charles J. Homcy, M.D.* Charles J. Homcy, M.D.	Co-chairman of the Board of Directors	May 21, 2013

/s/ Jean-Jacques Bienaimé* Jean-Jacques Bienaimé	Director	May 21, 2013

Signature	Title	Date

/s/ Jeffrey W. Bird, M.D., Ph.D.* Jeffrey W. Bird, M.D., Ph.D.	Director	May 21, 2013

/s/ Robert M. Califf, M.D.* Robert M. Califf, M.D.	Director	May 21, 2013

/s/ Farah H. Champsi* Farah H. Champsi	Director	May 21, 2013

/s/ Nicholas G. Galakatos, Ph.D.* Nicholas G. Galakatos, Ph.D.	Director	May 21, 2013

/s/ Jean M. George* Jean M. George	Director	May 21, 2013

/s/ Russell C. Hirsch, M.D., Ph.D.* Russell C. Hirsch, M.D., Ph.D.	Director	May 21, 2013

/s/ Peggy V. Phillips* Peggy V. Phillips	Director	May 21, 2013

/s/ James N. Topper, M.D., Ph.D.* James N. Topper, M.D., Ph.D.	Director	May 21, 2013

/s/ H. Ward Wolff* H. Ward Wolff	Director	May 21, 2013

* Pursuant to Power of Attorney

By:	/s/ Mardi C. Dier
Mardi C. Dier
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1#	Power of Attorney.

#	Included on the signature page of Registration Statement on Form S-1 (File No. 333-187901), filed with the Securities and Exchange Commission on Apri1 12, 2013 and incorporated herein by reference.